UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2020

Athersys, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33876	20-4864095
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Athersys, Inc. (the “Company”) is providing the following disclosure in response to the amendments to Schedule 13D (the “Healios 13D Amendments”) filed with the SEC by HEALIOS K.K. (“Healios”) on November 13, 2020 and November 18, 2020.

The Company has had a collaboration with Healios since 2016. Pursuant to an Investor Rights Agreement entered into with Healios in 2018, Healios was granted the right to nominate a nominee for election to the Company’s Board of Directors (the “Board”) so long as it continues to beneficially own a certain percentage of the Company’s outstanding shares of common stock. Hardy TS Kagimoto, M.D., Healios’ Chairman and Chief Executive Officer, currently serves on the Board as Healios’ Director nominee. Given the commercial relationship between the Company and Healios, Dr. Kagimoto is not considered an “independent” Director under the independence rules of NASDAQ.

The Company vigorously disputes the claims made by Healios and Dr. Kagimoto in the Healios 13D Amendments. The Company believes that the assertions made by Healios and Dr. Kagimoto regarding the Company’s corporate governance practices are motivated not by Dr. Kagimoto’s position as a Director of the Company, but rather as a result of his position as Chairman and Chief Executive Officer and majority shareholder of Healios, as well as his related business objectives. The assertions in the Healios 13D Amendments filing are demonstrably false.

The Board, just like the boards of Directors of other public companies, forms and acts through committees, including the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee (the “NCG Committee”), all of which are required to be comprised solely of independent Directors. The Board has also formed an Executive Committee to evaluate, discuss and potentially act on matters that may represent or involve a potential conflict of interest for one or more of the members of the Board. As Healios and Dr. Kagimoto acknowledge in the Healios 13D Amendments, given Healios’ role as a commercial partner of the Company, certain matters may represent a conflict of interest for Dr. Kagimoto. These are the kinds of conflicted-related matters that the Executive Committee evaluates and discusses.

In the Healios 13D Amendments, Healios and Dr. Kagimoto object to the process that led to the Board’s recent appointment of three new Directors. However, at the Board meeting at which the three new Directors were appointed, Dr. Kagimoto specifically stated that the three new Directors were excellent candidates, and he also formally voted in favor of their appointment. In light of recent and anticipated vacancies on the Board, the NCG Committee undertook a search for new Director candidates to, among other things, ensure that the Board will be comprised of a majority of independent Directors, provide adequate Director capacity to carry out the responsibilities of the independent Board committees and increase diversity, including diversity of experience and perspective, on the Board. As a result of the thorough process undertaken by the NCG Committee, three new Director candidates were identified. Information regarding these candidates was shared with Dr. Kagimoto, as well as the other Directors that do not serve on the NCG Committee, several days in advance of the November 12, 2020 Board meeting at which the three Director candidates were discussed and subsequently appointed as Directors. Prior to the Board meeting, Dr. Kagimoto raised no concerns as to the qualifications or the election of the candidates. During the Board meeting, the Chairman of the NCG Committee thoroughly described the Director search process. During the Board meeting, Dr. Kagimoto did not question or object to the credentials or experience of the Director candidates; rather, Dr. Kagimoto agreed that they were well-qualified and excellent candidates. In response to Dr. Kagimoto’s questions about independence and conflicts of interest with respect to the Director candidates, Dr. Kagimoto was informed that a thorough independence and conflicts assessment was conducted and that the Director candidates were considered to be independent under the NASDAQ rules and free from conflicts of interest. After discussion, the Director candidates were elected to the Board by a unanimous vote, including the affirmative vote from Dr. Kagimoto.

On previous occasions, Dr. Kagimoto has raised questions regarding the governance and oversight of the Company, which the Board has previously discussed with him, thoroughly evaluated and vigorously rejected. Moreover, the Board has had to caution Dr. Kagimoto on multiple occasions about his behavior that appears to reflect self-interested business objectives, including attempts to inappropriately influence or lobby Board members about matters in which he has an obvious and inherent conflict of interest. Examples include unresolved disputes between the Company and Healios and issues concerning the business relationship between the Company and Nikon CeLL innovation (NCLi), a subsidiary of Nikon Corp., a significant Healios shareholder. At the request of Healios, the Company entered into a manufacturing services agreement with NCLi for commercial production of MultiStem in Japan. Since February 2020, the Company has been sending formal notices to Healios regarding its failure to pay invoices according to their terms, including with respect to work it requested and authorized to be performed at NCLi through the Company. The Company believes that Dr. Kagimoto has attempted to use the NCLi arrangement as the basis for revising certain terms of Healios’ license agreement with the Company.

The Company, including the Board and its management team, has always worked, and continues to work, in good faith to support the objectives of the partnership with Healios, and has always worked, and continues to work, in good faith with all of it Board members, including Dr. Kagimoto. However, it will not tolerate meritless allegations on the part of any Board member. The Company is committed to maximizing shareholder value, focusing on the successful development of its programs and the delivery of innovative therapies to help patients. Where, as here in connection with the Healios 13D Amendments, the Company’s position is misrepresented to its shareholders, the Company will act to set the record straight. The Company will appropriately defend the interests of all of its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

Dated: November 19, 2020	By	/s/ Ivor Macleod
	Name:	Ivor Macleod
	Title:	Chief Financial Officer